UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 5, 2007

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2006, the Board of Directors of Tempur-Pedic International Inc. (the “Company”) approved annual salary increases for certain named executive officers of the Company (as defined in Regulation S-K, Item 402(a)(3)) other than the Company’s President and Chief Executive Officer. The Board of Directors also approved the payment of the 2006 bonuses for the executive officers pursuant to the bonus plan in place for 2006. Pursuant to this bonus plan, the target bonus was expressed as a percentage of the executive officer’s base salary, and the criteria for achieving the target bonuses included the Company’s total revenue and earnings before interest and taxes, as well as a discretionary component based on individual performance. In addition, on February 5, 2007, the Compensation Committee of the Board of Directors approved the 2007 salary and 2006 bonus for the Company’s President and Chief Executive Officer. The 2007 salary amounts and the 2006 bonuses for each executive officer are as follows:

Officer	2007 Salary	2006 Bonus
H. Thomas Bryant, President and Chief Executive Officer	$624,000	$509,550
Dale E. Williams, Senior Vice President, Chief Financial Officer, and Secretary	$309,036	$125,475
Matthew Clift, Executive Vice President of Global Operations	$343,949	$138,301
David Montgomery, Executive Vice President and President of International Operations	£230,672	£94,182
Richard Anderson, Executive Vice President and President, North America *	$315,000	$63,694

*	Mr. Anderson joined the Company in July 2006, and his 2006 bonus was prorated accordingly.

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2007

Tempur-Pedic International Inc.

By:	/s/ H. Thomas Bryant
Name:	H. Thomas Bryant
Title:	President and Chief Executive Officer